          SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 22, 2002
      (AS SUPPLEMENTED BY THE SUPPLEMENT THERETO DATED FEBRUARY 26, 2002)
                     TO PROSPECTUS DATED FEBRUARY 21, 2002

                    WAMU MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-AR2

                  WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                         DEPOSITOR AND MASTER SERVICER

    This supplement relates to the offering of a portion of the Washington Mutual Mortgage Pass-Through Certificates, Series 2002-AR2, Class A Certificates. The Class A Certificates were issued on February 22, 2002. In connection with their issuance, a substantial percentage of the Class A Certificates was purchased by Washington Mutual Bank, FA, an affiliate of Washington Mutual Mortgage Securities Corp. This supplement has been prepared in connection with the sale of those certificates (the 'currently offered certificates'), in a continuation of the public offering by which the Class A Certificates are being sold by Washington Mutual Mortgage Securities Corp., and includes information relating to the currently offered certificates immediately after the Distribution Date in September 2003.

    The Certificate Principal Balance of the currently offered certificates immediately after the Distribution Date in September 2003 is $346,588,312.

    The first Distribution Date applicable to investors who have purchased the currently offered certificates pursuant to this supplement will be October 27, 2003.

    Unless otherwise indicated, all capitalized terms used herein shall have the meanings given to them in the prospectus and prospectus supplement.

THIS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE CERTIFICATES OFFERED HEREBY ONLY IF ACCOMPANIED BY THE PROSPECTUS, THE PROSPECTUS SUPPLEMENT AND THE SUPPLEMENT TO PROSPECTUS SUPPLEMENT REFERRED TO ABOVE.

                                  Underwriter
                            BEAR, STEARNS & CO. INC.

               The date of this supplement is September 25, 2003.

                                  RISK FACTOR

THE MORTGAGE LOANS UNDERLYING THE CERTIFICATES    As of September 15, 2003, the mortgage loans
HAVE PREPAID AT A HIGH RATE                       underlying the certificates have prepaid at a rate
                                                  equal to 34.87% per annum. Since the issuance of
                                                  the certificates on February 22, 2002, a total of
                                                  1,029 of the 2,205 mortgage loans underlying the
                                                  certificates as of the date of issuance have been
                                                  prepaid in full or liquidated and are no longer
                                                  included in the mortgage pool. Higher than expected
                                                  prepayment rates could result in a lower than
                                                  expected yield to maturity on any class of
                                                  certificates purchased at a premium.

                        DESCRIPTION OF THE MORTGAGE POOL

    The following sets forth information relating to the mortgage pool as of September 15, 2003 (the 'Supplemental Reference Date'):

    As of the Supplemental Reference Date, the mortgage pool consisted of 1,176 mortgage loans that had an aggregate principal balance of approximately $414,518,297.63.

    The aggregate principal balance of the mortgage loans as of the Supplemental Reference Date was equal to approximately 48.9% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

    The mortgage loans underlying the certificates have prepaid at a rate equal to 34.87% per annum. A total of 1,029 of the 2,205 mortgage loans underlying the certificates as of the date of issuance have been prepaid in full or liquidated as of the Supplemental Reference Date and are no longer included in the mortgage pool.

    As of the Supplemental Reference Date, the weighted average remaining term to maturity of the mortgage loans was 287 months.

    Approximately 12.3% (by aggregate principal balance as of the Supplemental Reference Date) of the mortgage loans were delinquent by one month. Approximately 1.2% (by aggregate principal balance as of the Supplemental Reference Date) of the mortgage loans were delinquent by two months or more, were in foreclosure or were held by mortgagors who were in bankruptcy.

    SEE APPENDIX B TO THIS SUPPLEMENT FOR A DETAILED DESCRIPTION OF THE MORTGAGE LOANS AS OF THE SUPPLEMENTAL REFERENCE DATE.

                        DESCRIPTION OF THE CERTIFICATES

    Immediately after the Distribution Date in September 2003, the Senior Certificates comprised approximately 95.13%, the Senior Subordinate Certificates comprised approximately 3.70%, and the Junior Subordinate Certificates comprised approximately 1.17%, of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

    Immediately after the Distribution Date in September 2003, the Class Principal Balance of each class of certificates was as follows:

                                       CLASS PRINCIPAL
                CLASS                       BALANCE
                -----                       -------
               A.....................  $394,347,661.94
               B-1...................     8,471,614.93
               B-2...................     4,437,544.35
               B-3...................     2,420,461.42
               B-4...................     1,613,704.47
               B-5...................     1,210,230.70
               B-6...................     2,017,079.83
               R.....................             0.00

                  DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE

    The following table contains information, as reported to Washington Mutual Mortgage Securities Corp. by its various servicers, concerning recent delinquency, loss and foreclosure experience on mortgage loans included in various mortgage pools underlying all series of Washington Mutual Mortgage Securities Corp.'s mortgage pass-through certificates in which one or more classes of certificates were publicly offered.

    There can be no assurance that the delinquency, loss and foreclosure experience shown in the following table (which includes mortgage loans with various terms to stated maturity and a variety of payment characteristics, such as balloon loans and buydown loans) will be representative of the results that may be experienced for the mortgage loans included in the Trust. Delinquencies, losses and foreclosures generally are expected to occur more frequently after the first full year of the life of a mortgage loan. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying Washington Mutual Mortgage Securities Corp.'s mortgage pass-through certificates have been recently originated, the current level of delinquencies, losses and foreclosures may not be representative of the levels that may be experienced over the lives of those mortgage loans.

                                           AT OR FOR THE YEAR          AT OR FOR THE YEAR          AT OR FOR THE QUARTER
                                                  ENDED                       ENDED                        ENDED
                                            DECEMBER 31, 2001           DECEMBER 31, 2002              JUNE 30, 2003
                                        -------------------------   -------------------------   ----------------------------
                                                      BY DOLLAR                   BY DOLLAR                      BY DOLLAR
                                                      AMOUNT OF                   AMOUNT OF                      AMOUNT OF
                                        BY NO. OF       LOANS       BY NO. OF       LOANS       BY NO. OF          LOANS
                                          LOANS     (IN MILLIONS)     LOANS     (IN MILLIONS)     LOANS        (IN MILLIONS)
                                          -----     -------------     -----     -------------     -----        -------------
Total Rated Mortgage Pass-Through
  Certificate Portfolio..............    110,236      $30,674.1      122,709      $47,538.8      117,074         $49,137.4
Average Balance(1)...................    105,313       25,446.2      117,878       39,918.7      121,842          49,702.5
Period of Delinquency(2)
    31 to 59 days....................      2,840          605.0        2,406          667.7        1,803             502.6
    60 to 89 days....................        740          140.8          552          129.8          414              92.8
    90 days or more..................        885          167.0          406           88.4          376              86.4
                                         -------      ---------      -------      ---------      -------         ---------
Total Delinquent Loans...............      4,465      $   912.8        3,364      $   885.9        2,593         $   681.7
Delinquency Rate.....................       4.05%          2.98%        2.74%          1.86%        2.21%             1.39%
Foreclosures(3)......................        790      $   135.0        1,089      $   197.3        1,000         $   184.3
Foreclosure Ratio(4).................       0.72%          0.44%        0.89%          0.42%        0.85%             0.38%
Covered Losses(5)....................                 $     8.8                   $    17.3                      $    10.4
Applied Losses(6)....................                 $     8.5                   $    16.5                      $     9.5

Note: Due to rounding, totals may not equal sum of line items.

                                                        (footnotes on next page)

(1) Average balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.

(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have begun.

(3) Includes mortgage loans for which foreclosure proceedings had been instituted or for which the related property had been acquired as of the dates indicated.

(4) Foreclosures as a percentage of total mortgage loans at the end of each period.

(5) Covered losses are gross losses (as defined below) realized during the period indicated that were covered by credit enhancements obtained or established for one or more pools of mortgage loans, exclusive of any insurance (such as primary mortgage insurance or ordinary hazard insurance) that was available for specific mortgage loans or mortgaged properties. 'Gross losses' are the sum for each mortgage loan liquidated during the applicable period of the difference between (a) the sum of the outstanding principal balance plus accrued interest, plus all liquidation expenses related to the mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, including insurance (such as primary mortgage insurance or ordinary hazard insurance) available solely for the mortgage loan or the related mortgaged property.

(6) Applied losses are covered losses that were applied against the outstanding principal balance of the mortgage pass-through certificates during the period indicated.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    For purposes of the tables in Appendix A to this supplement, it is assumed that the mortgage loans have the characteristics set forth in Appendix B to this supplement and that:

         COFI remains constant at 2.018%;

         there are no limitations on the adjustment of the mortgage interest rates on the mortgage loans other than the Rate Ceilings and the Rate Floors;

         the fixed servicing fee and the master servicing are as set forth in the prospectus supplement;

         after the first adjustment to the monthly payment for each mortgage loan, subsequent adjustments to the monthly payment will be made once every twelve months thereafter;

         scheduled payments on all mortgage loans are advanced by the master servicer on the first day of each month beginning October 1, 2003, the assumed due date for each mortgage loan;

         any Payoffs on the mortgage loans are received on the last day of each month beginning in September 2003 and include 30 days of interest;

         there are no defaults or delinquencies on the mortgage loans;

         an optional termination of the Trust does not occur;

         there are no partial prepayments on the mortgage loans and prepayments are computed after giving effect to scheduled payments received on the following day;

         the mortgage loans prepay at the indicated constant percentages of the CPR;

         the date of issuance for the certificates is September 25, 2003;

         cash distributions are received by the certificateholders on the 25th day of each month when due; and

         the scheduled monthly payments for each mortgage loan are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term such that each mortgage loan will fully amortize on its maturity date.

                             METHOD OF DISTRIBUTION

    All of the currently offered certificates are being sold by Bear, Stearns & Co. Inc., as the underwriter. An underwriting agreement between Washington Mutual Mortgage Securities Corp. and the underwriter governs the sale of the currently offered certificates. The underwriter purchased the currently offered certificates from Washington Mutual Bank, FA, an affiliate of Washington Mutual Mortgage Securities Corp., at a price of approximately 100.00% of the aggregate principal balance of the currently offered certificates. The underwriter will distribute the currently offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the currently offered certificates paid by the underwriter and the proceeds from the sale of the currently offered certificates realized by the underwriter will constitute underwriting discounts and commissions.

    Washington Mutual Mortgage Securities Corp. has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

                                                                   APPENDIX A'D'

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                                                                  CLASS A
                                                         ---------------------------------------------------------
       DATE                                               0%           15%          25%          35%          50%
       ----                                               --           ---          ---          ---          ---
       September 25, 2003..............................    100          100          100          100          100
       September 25, 2004..............................     98           82           72           63           48
       September 25, 2005..............................     95           68           53           39           23
       September 25, 2006..............................     92           56           38           25           11
       September 25, 2007..............................     89           46           28           16            5
       September 25, 2008..............................     86           38           20           10            3
       September 25, 2009..............................     83           31           15            6            1
       September 25, 2010..............................     80           25           11            4            1
       September 25, 2011..............................     77           21            8            2            *
       September 25, 2012..............................     73           17            5            1            *
       September 25, 2013..............................     69           14            4            1            *
       September 25, 2014..............................     65           11            3            1            *
       September 25, 2015..............................     61            9            2            *            *
       September 25, 2016..............................     56            7            1            *            *
       September 25, 2017..............................     52            5            1            *            *
       September 25, 2018..............................     47            4            1            *            *
       September 25, 2019..............................     43            3            *            *            *
       September 25, 2020..............................     39            2            *            *            *
       September 25, 2021..............................     35            2            *            *            *
       September 25, 2022..............................     31            1            *            *            *
       September 25, 2023..............................     28            1            *            *            *
       September 25, 2024..............................     24            1            *            *            *
       September 25, 2025..............................     21            1            *            *            *
       September 25, 2026..............................     17            *            *            *            *
       September 25, 2027..............................     14            *            *            *            *
       September 25, 2028..............................     10            *            *            *            *
       September 25, 2029..............................      7            *            *            *            *
       September 25, 2030..............................      4            *            *            *            *
       September 25, 2031..............................      2            *            *            *            *
       September 25, 2032..............................      *            *            *            *            0
       September 25, 2033..............................      *            *            *            *            0
       September 25, 2034..............................      0            0            0            0            0
       Weighted Average Life (Years)(1)................  14.54         4.99         3.14         2.19         1.40

    -------------

     'D' The following tables have been prepared based on the assumptions described in this supplement under 'Yield and Prepayment
         Considerations' (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from their actual characteristics and performance) and should be read in conjunction with that section.

      * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

    (1) The weighted average life of any class of certificates is determined by
        (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

                                                                      APPENDIX B

            MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS
---------------------------------------------------------------------
                                        AGGREGATE       PERCENTAGE
                                        PRINCIPAL         OF THE
                                     BALANCE OF THE     AGGREGATE
                         NUMBER OF      MORTGAGE        PRINCIPAL
   MORTGAGE INTEREST     MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       RATE (%)           LOANS       CUT-OFF DATE     MORTGAGE LOANS
---------------------------------------------------------------------
3.868..................        1     $    281,188.34         0.07%
4.018..................       34       10,100,275.25         2.44
4.118..................       15        4,997,595.68         1.21
4.168..................       18       10,031,916.53         2.42
4.218..................       31       14,188,599.59         3.42
4.250..................       15        3,127,481.64         0.75
4.268..................      107       38,446,298.51         9.27
4.318..................       43       19,202,239.01         4.63
4.368..................       56       20,751,290.29         5.01
4.418..................       14        5,603,953.29         1.35
4.468..................        4        1,573,715.29         0.38
4.500..................        6        2,689,963.02         0.65
4.518..................       55       19,552,139.45         4.72
4.568..................       13        4,681,976.51         1.13
4.615..................        1          215,491.97         0.05
4.618..................        6        1,769,128.11         0.43
4.668..................        5        1,543,539.38         0.37
4.718..................        4          859,552.11         0.21
4.750..................        1           39,602.93         0.01
4.768..................        3        1,152,353.63         0.28
4.818..................        3          786,438.26         0.19
4.868..................        3          774,621.75         0.19
4.918..................        1          240,133.76         0.06
4.968..................        1          248,301.23         0.06
5.000..................        2          705,289.24         0.17
5.018..................        1          443,408.81         0.11
5.154..................        1          172,367.27         0.04
5.171..................        1          242,708.97         0.06
5.250..................        3          740,293.18         0.18
5.346..................        1           60,375.22         0.01
5.358..................        1          285,692.61         0.07
5.423..................        1          177,255.72         0.04
5.500..................      528      185,058,838.27        44.64
5.596..................        1          207,625.87         0.05
5.600..................        7        2,895,327.37         0.70
5.750..................        9        2,215,899.66         0.53
5.758..................        1          278,476.53         0.07
6.000..................        3          805,148.29         0.19
6.250..................        2          431,375.75         0.10
7.000..................      173       56,885,485.55        13.72
7.125..................        1           54,933.79         0.01
                           -----     ---------------       ------
  Total................    1,176     $414,518,297.63       100.00%
                           -----     ---------------       ------
                           -----     ---------------       ------

               PASS-THROUGH RATES OF THE MORTGAGE LOANS
----------------------------------------------------------------------
                                 AGGREGATE                 WEIGHTED
                                 PRINCIPAL      WEIGHTED   AVERAGE
                              BALANCE OF THE    AVERAGE    SCHEDULED
          RANGE OF               MORTGAGE       MORTGAGE   REMAINING
        PASS-THROUGH          LOANS AS OF THE   INTEREST    TERM
         RATES (%)             CUT-OFF DATE      RATES     (IN MONTHS)
----------------------------------------------------------------------
3.251 - 3.500...............  $162,715,967.47     4.327%       288
3.501 - 3.750...............       768,665.35     5.185        336
3.751 - 4.000...............     3,641,332.27     5.276        281
4.001 - 4.250...............    25,948,342.60     5.496        291
4.251 - 4.500...............    69,276,235.62     5.499        278
4.501 - 4.750...............    88,378,965.61     5.503        296
4.751 - 5.000...............     6,567,654.71     5.673        261
5.001 - 5.250...............     1,029,715.44     6.796        237
5.251 - 5.500...............     6,542,817.75     7.000        295
5.501 - 5.750...............    27,987,604.32     7.000        278
5.751 - 6.000...............    19,916,091.03     7.000        291
6.001 - 6.250...............     1,343,352.72     7.000        259
6.251 - 6.500...............       346,618.95     7.000        225
6.501 - 6.750...............        54,933.79     7.125        115
                              ---------------    ------        ---
                              $414,518,297.63     5.247%*      287*
                              ---------------
                              ---------------

* Represents a weighted average of all the mortgage loans.

    As of the Supplemental Reference Date, the Pass-Through Rates for the mortgage loans ranged from approximately 3.268% per annum to 6.673% per annum, with a weighted average of approximately 4.189% per annum.




            ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS
-------------------------------------------------------------------------
                                          AGGREGATE       PERCENTAGE
                                          PRINCIPAL         OF THE
                                       BALANCE OF THE      AGGREGATE
                           NUMBER OF      MORTGAGE         PRINCIPAL
    RANGE OF ORIGINAL      MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
   PRINCIPAL BALANCES       LOANS       CUT-OFF DATE     MORTGAGE LOANS
-------------------------------------------------------------------------
$   50,000 or less.......        9     $    230,422.47          0.06%
$   50,001 -    75,000...        7          303,276.97          0.07
$   75,001 -   100,000...        6          418,249.09          0.10
$  100,001 -   150,000...        2          187,498.14          0.05
$  150,001 -   200,000...        4          590,072.09          0.14
$  200,001 -   250,000...       52        9,963,161.07          2.40
$  250,001 -   300,000...       71       16,285,443.45          3.93
$  300,001 -   350,000...      302       75,602,559.50         18.24
$  350,001 -   400,000...      188       53,147,986.47         12.82
$  400,001 -   450,000...      101       33,284,707.36          8.03
$  450,001 -   500,000...      116       42,322,570.02         10.21
$  500,001 -   550,000...       59       25,521,032.31          6.16
$  550,001 -   600,000...       50       22,072,068.58          5.32
$  600,001 -   650,000...       36       16,806,096.15          4.05
$  650,001 -   700,000...       39       20,005,061.63          4.83
$  700,001 -   750,000...       21       11,702,771.05          2.82
$  750,001 -   800,000...       20       12,507,504.45          3.02
$  800,001 -   850,000...       12        7,294,902.33          1.76
$  850,001 -   900,000...       11        6,239,585.78          1.51
$  900,001 -   950,000...       11        7,580,703.91          1.83
$  950,001 - 1,000,000...       24       18,068,011.94          4.36
$1,000,001 - 1,050,000...        4        3,125,297.12          0.75
$1,050,001 - 1,100,000...        9        8,300,388.15          2.00
$1,100,001 - 1,150,000...        1          969,937.39          0.23
$1,150,001 - 1,200,000...        6        5,579,652.47          1.35
$1,200,001 - 1,250,000...        2        2,282,059.15          0.55
$1,250,001 - 1,300,000...        2        2,357,223.79          0.57
$1,300,001 - 1,350,000...        1        1,206,029.43          0.29
$1,350,001 - 1,400,000...        1        1,238,089.53          0.30
$1,450,001 - 1,500,000...        1        1,377,635.64          0.33
Over $1,500,000..........        8        7,948,300.20          1.92
                             -----     ---------------        ------
  Total..................    1,176     $414,518,297.63        100.00%
                             -----     ---------------        ------
                             -----     ---------------        ------

    As of the Supplemental Reference Date, the principal balances of the mortgage loans ranged from approximately $655 to $1,842,198 with an average of approximately $352,482.

           CURRENT LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS
------------------------------------------------------------------------
                                           AGGREGATE       PERCENTAGE
                                           PRINCIPAL         OF THE
                                        BALANCE OF THE     AGGREGATE
                            NUMBER OF      MORTGAGE        PRINCIPAL
  CURRENT LOAN-TO-VALUE     MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        RATIOS (%)           LOANS       CUT-OFF DATE     MORTGAGE LOANS
------------------------------------------------------------------------
60.00 or less.............      518     $180,031,917.29        43.43%
60.01 - 70.00.............      429      162,963,931.47        39.31
70.01 - 75.00.............      153       51,913,825.43        12.52
75.01 - 80.00.............       40       10,412,480.07         2.51
80.01 - 85.00.............       35        8,921,714.01         2.15
85.01 - 90.00.............        1          274,429.36         0.07
                              -----     ---------------       ------
  Total...................    1,176     $414,518,297.63       100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------

         TYPES OF MORTGAGED PROPERTIES SECURING MORTGAGE LOANS
------------------------------------------------------------------------
                                           AGGREGATE       PERCENTAGE
                                           PRINCIPAL         OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      PROPERTY TYPES         LOANS       CUT-OFF DATE     MORTGAGE LOANS
------------------------------------------------------------------------
Single Family Detached....    1,013     $367,052,680.42        88.55%
Duplex....................       38       14,493,692.21         3.50
Triplex...................       18        6,794,314.44         1.64
Fourplex..................        9        4,040,620.19         0.97
Condominium...............       98       22,136,990.37         5.34
                              -----     ---------------       ------
  Total...................    1,176     $414,518,297.63       100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------

        GEOGRAPHIC DISTRIBUTION BY STATE OF THE MORTGAGE LOANS
-----------------------------------------------------------------------
                                          AGGREGATE      PERCENTAGE
                                          PRINCIPAL        OF THE
                                       BALANCE OF THE    AGGREGATE
                           NUMBER OF      MORTGAGE       PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
          STATE             LOANS       CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
Arizona.................         1     $    348,354.78         0.08%
California...............      935      344,546,058.38        83.12
Colorado.................        4          910,327.90         0.22
Connecticut..............       12        4,558,356.01         1.10
District of Columbia.....       16        6,656,577.77         1.61
Florida..................       35        7,510,131.11         1.81
Illinois.................       28        6,017,407.81         1.45
Maryland.................       15        5,676,543.33         1.37
Massachusetts............        4          922,440.15         0.22
Minnesota................        5        1,397,037.45         0.34
New York.................       91       28,514,582.55         6.88
North Carolina...........        1          281,598.95         0.07
Ohio.....................        2          416,242.13         0.10
Oregon...................        1          256,909.05         0.06
Tennessee................        1          166,324.46         0.04
Texas....................       14        3,547,038.33         0.86
Virginia.................       10        2,656,633.05         0.64
Washington...............        1          135,734.42         0.03
                             -----     ---------------       ------
  Total..................    1,176     $414,518,297.63       100.00%
                             -----     ---------------       ------
                             -----     ---------------       ------

    No more than approximately 4.9% of the mortgage loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.6% of the mortgage loans will be secured by mortgaged properties in any single zip code area outside of California.

               INTEREST RATE FLOOR OF THE MORTGAGE LOANS
-----------------------------------------------------------------------
                                          AGGREGATE       PERCENTAGE
                                          PRINCIPAL         OF THE
                                       BALANCE OF THE     AGGREGATE
                           NUMBER OF      MORTGAGE         PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
 INTEREST RATE FLOOR (%)    LOANS       CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
0.000....................       37     $ 11,538,835.31         2.78%
0.976....................        1          276,783.18         0.07
1.131....................        1          248,957.77         0.06
2.000....................        1          220,473.76         0.05
2.414....................        1          224,308.34         0.05
3.000....................      371      142,831,458.04        34.46
3.050....................        2          588,713.62         0.14
4.250....................       17        3,509,877.24         0.85
4.500....................        7        3,236,957.28         0.78
4.615....................        1          215,491.97         0.05
4.618....................        1          369,744.90         0.09
4.750....................        1           39,602.93         0.01
5.000....................        2          705,289.24         0.17
5.154....................        1          172,367.27         0.04
5.171....................        1          242,708.97         0.06
5.250....................        3          740,293.18         0.18
5.346....................        1           60,375.22         0.01
5.358....................        1          285,692.61         0.07
5.423....................        1          177,255.72         0.04
5.500....................      528      185,058,838.27        44.64
5.596....................        1          207,625.87         0.05
5.600....................        7        2,895,327.37         0.70
5.750....................        9        2,215,899.66         0.53
5.758....................        1          278,476.53         0.07
6.000....................        3          805,148.29         0.19
6.250....................        2          431,375.75         0.10
7.000....................      173       56,885,485.55        13.72
7.125....................        1           54,933.79         0.01
                             -----     ---------------       ------
  Total..................    1,176     $414,518,297.63       100.00%
                             -----     ---------------       ------
                             -----     ---------------       ------






            SCHEDULED MATURITY YEARS OF THE MORTGAGE LOANS
-----------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL          OF THE
                                       BALANCE OF THE      AGGREGATE
                           NUMBER OF      MORTGAGE         PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
    YEAR OF MATURITY        LOANS       CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
2004.....................        1     $     14,734.69         0.00%
2005.....................        1           36,101.79         0.01
2006.....................        2          228,989.07         0.06
2007.....................        1          116,117.69         0.03
2008.....................        2          188,327.16         0.05
2012.....................        1          269,305.05         0.06
2013.....................        3          576,928.04         0.14
2014.....................        1          150,661.09         0.04
2015.....................        1           39,550.82         0.01
2016.....................       21        5,183,009.86         1.25
2017.....................       25        6,165,706.79         1.49
2018.....................       74       19,094,612.57         4.61
2019.....................       56       16,547,944.45         3.99
2020.....................       81       25,172,668.93         6.07
2021.....................       41       13,714,707.17         3.31
2022.....................       83       29,026,353.80         7.00
2023.....................       40       17,588,634.49         4.24
2025.....................        2          700,742.36         0.17
2026.....................       15        4,316,410.41         1.04
2027.....................       51       16,762,823.69         4.04
2028.....................      101       29,500,204.08         7.12
2029.....................       94       29,942,406.24         7.22
2030.....................      165       59,661,619.65        14.39
2031.....................       60       25,432,660.90         6.14
2032.....................      166       71,706,911.44        17.30
2033.....................       87       41,484,573.96        10.01
2034.....................        1          895,591.44         0.22
                             -----     ---------------       ------
  Total..................    1,176     $414,518,297.63       100.00%
                             -----     ---------------       ------
                             -----     ---------------       ------

    The weighted average remaining term of the mortgage loans as of the Supplemental Reference Date is approximately 287 months.

    The latest scheduled maturity of any of the mortgage loans is January 2034.

        YEARS OF INITIAL MONTHLY PAYMENTS FOR THE MORTGAGE LOANS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
     YEAR OF INITIAL        MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
     MONTHLY PAYMENT         LOANS       CUT-OFF DATE     MORTGAGE LOANS
------------------------------------------------------------------------
1983.....................         1     $     54,933.79         0.01%
1984......................        1          150,661.09         0.04
1985......................        2          514,798.28         0.12
1986......................       36        9,390,855.36         2.27
1987......................       67       20,774,893.19         5.01
1988......................      167       45,629,539.51        11.01
1989......................      154       47,293,303.80        11.41
1990......................      247       84,515,142.45        20.39
1991......................      110       41,691,345.96        10.06
1992......................      234       93,703,539.65        22.61
1993......................      156       69,903,693.11        16.86
1994......................        1          895,591.44         0.22
                              -----     ---------------       ------
  Total...................    1,176     $414,518,297.63       100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------

                OCCUPANCY STATUS OF THE MORTGAGE LOANS
-----------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL          OF THE
                                       BALANCE OF THE      AGGREGATE
                           NUMBER OF      MORTGAGE         PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
    OCCUPANCY STATUS        LOANS       CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
Owner Occupied...........    1,094     $385,795,969.22        93.07%
Owner Occupied -- 2nd
 Home....................        7        2,691,580.01         0.65
Non-Owner Occupied.......       75       26,030,748.40         6.28
                             -----     ---------------       ------
  Total..................    1,176     $414,518,297.63       100.00%
                             -----     ---------------       ------
                             -----     ---------------       ------

            CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS
-----------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL          OF THE
                                       BALANCE OF THE      AGGREGATE
                           NUMBER OF      MORTGAGE         PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      CREDIT SCORE          LOANS       CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
599 or less..............      110     $ 29,379,522.44         7.09%
600 - 619................       41       13,055,066.70         3.15
620 - 639................       60       20,656,176.45         4.98
640 - 659................       59       21,191,956.33         5.11
660 - 679................       97       35,318,466.91         8.52
680 - 699................      113       45,141,629.84        10.89
700 - 719................      130       47,603,220.15        11.48
720 - 739................      103       38,457,917.73         9.28
740 - 759................      121       40,888,439.87         9.86
760 - 779................      140       51,032,413.66        12.31
780 - 799................      147       53,201,785.98        12.83
800 or greater...........       39       11,671,478.71         2.82
No Credit Score
 Available*..............       16        6,920,222.86         1.67
                             -----     ---------------       ------
  Total..................    1,176     $414,518,297.63       100.00%
                             -----     ---------------       ------
                             -----     ---------------       ------

* May include foreign nationals and borrowers with insufficient credit history.

                     MARGINS OF THE MORTGAGE LOANS
-----------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL          OF THE
                                       BALANCE OF THE      AGGREGATE
                           NUMBER OF      MORTGAGE         PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
    GROSS MARGIN (%)        LOANS       CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
1.702....................        1     $     54,933.79         0.01%
1.750....................        4        1,628,345.61         0.39
1.800....................        1          377,046.77         0.09
1.850....................        1          281,188.34         0.07
1.900....................        1          345,963.62         0.08
2.000....................       79       22,081,034.08         5.33
2.050....................        5        2,006,197.07         0.48
2.100....................       77       28,392,180.19         6.85
2.150....................      110       45,124,173.42        10.89
2.200....................       81       37,009,435.23         8.93
2.250....................      247       88,178,867.48        21.27
2.300....................       64       26,762,630.31         6.46
2.350....................      128       46,536,473.47        11.23
2.375....................        1          392,012.69         0.09
2.400....................       39       13,395,329.73         3.23
2.450....................       13        5,195,618.58         1.25
2.500....................      154       50,761,348.02        12.25
2.550....................       38       12,318,261.88         2.97
2.600....................       28        7,535,293.03         1.82
2.650....................       20        5,866,256.22         1.42
2.700....................       30        6,906,326.17         1.67
2.750....................       20        4,459,601.44         1.08
2.800....................       12        3,296,590.73         0.80
2.850....................        6        1,935,082.69         0.47
2.900....................        2          256,480.25         0.06
2.950....................        9        1,945,088.42         0.47
3.000....................        2          705,546.37         0.17
3.050....................        1          284,128.81         0.07
3.100....................        1          398,176.93         0.10
3.200....................        1           88,686.29         0.02
                             -----     ---------------       ------
  Total..................    1,176     $414,518,297.63       100.00%
                             -----     ---------------       ------
                             -----     ---------------       ------

                 ORIGINAL TERMS OF THE MORTGAGE LOANS
-----------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL         OF THE
                                       BALANCE OF THE      AGGREGATE
                           NUMBER OF      MORTGAGE         PRINCIPAL
        LOAN TERM          MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       (IN MONTHS)          LOANS       CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
180......................        7     $    584,270.40         0.14%
240......................        3          791,299.30         0.19
360......................      423      132,489,825.99        31.96
363......................        1          248,957.77         0.06
480......................      742      280,403,944.17        67.65
                             -----     ---------------       ------
  Total..................    1,176     $414,518,297.63       100.00%
                             -----     ---------------       ------
                             -----     ---------------       ------





              INTEREST RATE CEILING OF THE MORTGAGE LOANS
-----------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL          OF THE
                                       BALANCE OF THE      AGGREGATE
                           NUMBER OF      MORTGAGE         PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
    CEILING RATE (%)        LOANS       CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
10.950...................        8     $  6,468,087.57         1.56%
10.976...................        1          276,783.18         0.07
11.131...................        1          248,957.77         0.06
11.812...................        1          251,814.93         0.06
11.950...................      166       74,681,065.94        18.02
12.000...................        1          220,473.76         0.05
12.114...................        1          744,812.62         0.18
12.200...................        8        3,325,900.87         0.80
12.353...................        1          409,854.23         0.10
12.414...................        1          224,308.34         0.05
12.450...................       33        8,355,116.42         2.02
12.500...................        4        1,654,170.41         0.40
12.699...................        1          307,326.21         0.07
12.700...................        2          721,410.55         0.17
12.720...................        1           12,740.08         0.00
12.750...................       29        8,854,839.08         2.14
12.900...................       21        6,355,196.21         1.53
12.950...................       94       41,515,728.04        10.02
13.000...................        4          742,599.31         0.18
13.050...................        1          268,680.26         0.06
13.150...................       14        3,909,453.30         0.94
13.200...................        6        2,577,682.67         0.62
13.250...................        8        1,943,629.13         0.47
13.350...................        3        1,014,895.53         0.24
13.450...................       25        4,868,510.08         1.17
13.500...................       23        6,496,406.78         1.57
13.550...................        3        1,066,677.95         0.26
13.650...................        1          265,272.95         0.06
13.700...................        1          281,740.42         0.07
13.729...................        1          484,536.54         0.12
13.750...................       17        4,192,714.45         1.01
13.850...................        1          218,880.48         0.05
13.900...................       68       20,022,714.28         4.83
13.950...................      183       66,839,929.57        16.12
14.000...................      224       80,405,823.80        19.40
14.200...................       13        4,526,617.37         1.09
14.250...................       36       10,771,427.25         2.60
14.300...................        3          870,634.23         0.21
14.350...................        2          688,010.36         0.17
14.450...................       15        3,363,921.73         0.81
14.495...................        1          217,945.48         0.05
14.498...................        1          431,247.87         0.10
14.500...................       82       25,338,113.96         6.11
14.600...................        2          791,530.86         0.19
14.615...................        1          215,491.97         0.05
14.618...................        1          369,744.90         0.09
14.650...................        3          628,622.79         0.15
14.700...................        6        2,016,679.10         0.49
14.750...................       27        7,616,554.24         1.84
15.000...................        6        1,397,874.03         0.34
15.154...................        1          172,367.27         0.04
15.171...................        1          242,708.97         0.06
15.250...................        9        2,530,848.52         0.61
15.346...................        1           60,375.22         0.01
15.358...................        1          285,692.61         0.07
15.423...................        1          177,255.72         0.04
15.500...................        2          752,038.03         0.18
15.596...................        1          207,625.87         0.05
15.659...................        1          410,640.69         0.10
16.250...................        1          150,661.09         0.04
17.125...................        1           54,933.79         0.01
                             -----     ---------------       ------
  Total..................    1,176     $414,518,297.63       100.00%
                             -----     ---------------       ------
                             -----     ---------------       ------




                         STATEMENT OF DIFFERENCES
                         ------------------------
The dagger symbol shall be expressed as................................. 'D'